POSITIONED AS THE PREMIER MIDWEST FRANCHISE BETTER TOGETHER September 9, 2019 Exhibit 99.2

Forward Looking Statement Disclaimer Certain statements contained in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the merger transaction between First Defiance and United Community, which are subject to numerous assumptions, risks and uncertainties. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to each of First Defiance’s and United Community’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by First Defiance and United Community with the SEC, risks and uncertainties for First Defiance, United Community and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of United Community’s operations with those of First Defiance will be materially delayed or will be more costly or difficult than expected; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the inability to complete the merger due to the failure of First Defiance’s or United Community’s shareholders to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; diversion of management's attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on First Defiance’s, United Community’s or the combined company's respective customer and employee relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by First Defiance’s issuance of additional shares of First Defiance common stock in connection with the merger; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, neither First Defiance nor United Community assumes any obligation to update any forward-looking statement. Participants in the Solicitation First Defiance, United Community, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from First Defiance’s and United Community’s shareholders in connection with the merger. Information about the directors and executive officers of First Defiance and their ownership of First Defiance common stock is set forth in the definitive proxy statement for First Defiance’s 2019 annual meeting of shareholders, as previously filed with the SEC on March 8, 2019, and First Defiance’s Annual Report on Form 10-K for the year ended December 31, 2018, as previously filed with the SEC on February 28, 2019, as well as other documents filed with the SEC. Information about the directors and executive officers of United Community and their ownership of United Community common stock is set forth in the definitive proxy statement for United Community’s 2019 annual meeting of shareholders, as previously filed with the SEC on March 22, 2019, as well as other documents filed with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.

Additional Information This communication is being made in respect of the proposed merger transaction between First Defiance and United Community. First Defiance intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of First Defiance and United Community and a prospectus of First Defiance, and each party will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus will also be sent to the First Defiance and United Community shareholders seeking any required shareholder approvals. Before making any voting or investment decision, investors and security holders of First Defiance and United Community are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents, because they will contain important information about the proposed transaction. The documents filed by First Defiance and United Community with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by First Defiance may be obtained free of charge at First Defiance’s website at www.fdef.com and the documents filed by United Community may be obtained free of charge at United Community’s website at ir.ucfconline.com. Alternatively, these documents, when available, can be obtained free of charge from First Defiance upon written request to First Defiance Financial Corp., Attention: John R. Reisner, Executive Vice President, Chief Risk Officer and Legal Counsel, 601 Clinton Street, Defiance, Ohio 43512 or by calling (419) 782-5015 or from United Community upon written request to United Community Financial Corp., 275 West Federal Street, Youngstown, Ohio 44503, Attention: Jude J. Nohra, Executive Vice President, General Counsel, Chief Risk Officer and Secretary, or by calling (330) 742-0500. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the joint proxy statement/prospectus that First Defiance and United Community will file with the SEC. Non-GAAP Measures This communication contains certain non-GAAP financial measures of First Defiance and United Community determined by methods other than in accordance with generally accepted accounting principles. We use non-GAAP financial measures to provide meaningful supplemental information regarding our performance. We believe these non-GAAP measures are beneficial in assessing our operating results and related trends, and when planning and forecasting future periods. These non-GAAP disclosures should be considered in addition to, and not as a substitute for or preferable to, financial results determined in accordance with GAAP. The non-GAAP financial measures we use may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

Partnering to Create Significant Value

Strategically Compelling	✓ Transformative partnership that creates Ohio's premier community bank with over $6 billion in assets and best-in-class performance (~1.50%+ ROA / ~17%+ ROATCE) ✓ Enhanced scale, growth, profitability & performance ✓ Accelerates product agendas and improves customer experiences
Builds Upon Strengths	✓ Delivers the best of both institutions' talent, technology & processes ✓ Enhances management depth and capacity ✓ Diversifies business lines and leverages strengths in commercial banking, insurance, residential lending, consumer lending, wealth management and residential servicing
Accelerates Shareholder Value Creation	✓ Material EPS accretion – ~14% run-rate accretion to FDEF with fully-phased in cost savings[1] ✓ Manageable TBVPS dilution of ~4% earned back in approximately 1.8 years[2] ✓ Conservative and achievable cost savings supported by bottoms-up analysis
Shared Values	✓ Culture, leadership & strategic familiarity ✓ Strong financial compatibility…credit, performance, expenses ✓ Prior successful acquisition completions and integration experiences

Note: Estimated financial impact is presented solely for illustrative purposes.

1) See page 20 for detail. EPS accretion is relative to 2020 consensus estimates, assuming fully-phased cost savings and excluding any one-time items.

2) See page 19 for detail. TBV dilution is estimated at closing, inclusive of all restructuring charges and assuming the impact of CECL on UCFC occurred as of closing. TBV earnback calculated on crossover method and based on when pro forma tangible book value per share crosses over and begins to exceed projected standalone FDEF tangible book value per share.

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Better Together: Enhancing Breadth and Depth Ohio’s Premier Community Bank Building Scale A Perfect Fit…Unites the East & West Leading Ohio Deposit Market Share(2) Source: S&P Global Market Intelligence, FactSet and Company filings. Financial data as of the quarter ended 6/30/19. Market data as of 9/6/19. Does not reflect purchase accounting or merger adjustments. Data as of June 30, 2018 and is pro forma to reflect pending or recently completed acquisitions as of 9/6/19. Gray font indicates institution with greater than $20 billion in assets. Represents commercial loan production offices only. FDEF (44) UCFC (33) FDEF LPO(3) UCFC LPO(3)

Diversifies the Balance Sheet Gross Loans(1): Deposits: Source: S&P Global Market Intelligence and Company filings. Financial data as of the quarter ended 6/30/19. Note: Excludes purchase accounting adjustments in pro forma. Represents bank-level regulatory data and Company filings, as appropriate. UCFC time deposits include $188.1 million of brokered deposits. $2.7B Cost: 0.83% $2.3B(2) Cost: 1.21% $4.9B(2) Cost: 1.02% CRE: 41% CRE: 18% CRE: 31% CRE / RBC(1): 263% $2.6B Yield: 5.12% $2.3B Yield: 4.74% $5.0B Yield: 4.94%

Balances Business Lines LTM Non-interest Income(1): $39.4M $24.4M $63.8M Source: S&P Global Market Intelligence and Company filings. Data provided per GAAP filings. Financial information as of the period ended June 30, 2019. Non-interest income excludes realized gains or losses on securities (including trading securities) and any net gains or losses on real estate owned.

Key Transaction Terms Structure & Exchange Ratio 100% stock consideration United Community merges into First Defiance (First Defiance is accounting acquiror) Fixed exchange ratio of 0.3715 shares of First Defiance for each share of United Community Implied value of $9.78 per UCFC share, or approximately $473 million in aggregate(1) UCFC options will vest and be converted into comparable FDEF options UCFC restricted stock awards and performance-vesting restricted stock awards will vest and be converted to FDEF common shares at the exchange ratio Ownership 52.5% First Defiance / 47.5% United Community Headquarters Holding company: Defiance, OH Bank: Youngstown, OH Leadership Donald P. Hileman, current FDEF CEO, will be CEO of the holding company and bank before transitioning to an Executive Chairman role in early 2021 Gary M. Small, current UCFC CEO, will be President of the holding company and bank before transitioning to the President & CEO role when Mr. Hileman becomes Executive Chairman Board 13 members: 7 First Defiance / 6 United Community John Bookmyer, current FDEF Chairman, will be Chairman of the combined Board prior to Mr. Hileman becoming Executive Chairman Richard Schiraldi, current UCFC Chairman, will be Vice Chairman of the combined Board Brand Name of the combined company will be jointly determined prior to closing of the transaction Timing & Approvals Expected early 1st Quarter 2020 Customary conditions to closing, including approval of FDEF and UCFC shareholders and regulatory approvals Termination Fee Mutual termination fee of $18.4 million, payable in customary circumstances As of September 6, 2019, deal value includes the value of options and restricted stock.

Disciplined & Experienced Acquirers Thorough Due Diligence Process Both First Defiance & United Community are experienced & disciplined acquirers of community banks Comprehensive process led by FDEF & UCFC senior leadership and included business, operational, credit, financial, legal, HR and regulatory Two tiered credit due diligence process completed by senior management and 3rd party loan review team for both banks Jointly reviewed CECL assumptions and impacts with outside advisors FDEF’s extensive credit reviews focused on the largest relationships, adversely classified assets and watch list loans Individually reviewed 76% of all commercial balances and 100% of commercial relationships > than $2 million Individually reviewed all criticized assets > than $500 thousand UCFC’s detailed file review covered approximately 61% of FDEF’s commercial loan balances Collaborative, detailed review of both companies’ cost structure & expected synergies, including identification of potential revenue synergies Thorough review of all regulatory, compliance, legal & operational risks Comprehensive Due Diligence

Cost Savings Represents ~10% of combined 2020 expense base (~$17.4M pre-tax), or ~26% of UCFC’s total expense base 75% phased in the first twelve months and 100% thereafter Both institutions utilize the same core processing system One-Time Expenses Total pre-tax restructuring charges of approximately $30 million, fully reflected in TBV at closing Key Merger Assumptions Revenue Enhancements Identified but not modeled CECL Impact (preliminary estimates, subject to change, included in pro forma financial modeling) Loans to be separated into purchase credit deteriorated (PCD) and non-purchase credit deteriorated (non-PCD) The credit mark from purchase accounting relating to PCD loans will be recorded as an allowance The credit mark from purchase accounting relating to the non-PCD loans will be recorded on a net basis (a contra loan balance without any allowance), AND additionally will require an allowance (established through provision) separate from the purchase accounting discount already applied to the loan balance The non-PCD credit mark relating to the purchase accounting is assumed to be accreted back through income over the life of the loans Credit Mark ~1.30% / $29 million gross pre-tax credit mark on the loan portfolio ~$4 million pre-tax mark on PCD loans, recorded as ALLL ~$25 million pre-tax mark on non-PCD loans, recorded as a contra-loan balance and will be accreted through income ~$25 million in ALLL established on Day 1 on the UCFC loans, separate from non-PCD credit mark above, recorded through provision expense on the income statement Other Marks on UCFC’s Balance Sheet ~$14 million pre-tax interest rate mark-up on loan portfolio, amortized over 4.5 years Other rate and fair value marks of a combined ~$4 million pre-tax net write-up to equity, accreted or amortized based on estimated remaining lives of individual assets and liabilities Core deposit intangible: 2.00% of non-time deposits / ~$29 million pre-tax; amortized over 10 years sum-of-years-digits

Pro Forma Financial Impact

Run-Rate GAAP EPS Accretion	▶ **~14%** run-rate accretion to FDEF with fully-phased in cost savings[(1)]
TBVPS	▶ ~4% TBV dilution to FDEF at closing ▶ Earnback ~1.8 years crossover method[(2)], ~2.1 years simple method[(3)]
Capital	▶ Capital ratios at closing remain "well-capitalized" and build thereafter ▶ Tangible Common Equity / Tangible Assets ~9.5% at closing ▶ Total Risk Based Capital Ratio ~13% at closing

Note: Estimated financial impact is presented solely for illustrative purposes. See appendix for non-GAAP reconciliations.

1) See page 20 for detail. Relative to 2020 consensus estimates, assuming fully-phased cost savings and excluding any one-time items.
2) See page 19 for detail. Based on when pro forma tangible book value per share crosses over and begins to exceed projected standalone FDEF tangible book value per share.
3) Based on dilution to tangible book value per share at close, inclusive of all restructuring charges and the impact of CECL on UCFC as of closing, divided by run-rate earnings per share accretion on a fully-phased in basis.

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Positioned for Upside Source: S&P Global Market Intelligence and FactSet. Pro forma results reflect estimated performance based on 2020 consensus estimates. Where applicable, figures reflect fully-phased cost saves. Peers include publicly traded U.S. banks with $5-$10 billion in assets; Profitability data based on annualized performance during Q2 2019; Balance sheet information as of June 30, 2019. Excludes merger targets. See page 20 for detail. Based on consensus 2020 estimates for FDEF and UCFC, plus ~$17 million of pre-tax cost savings (fully-phased for illustrative purposes) and excluding any one-time items. Reflects FDEF’s estimated pro forma tangible book value per share at close, inclusive of all restructuring charges and the impact of CECL on UCFC. /

Track Record of Outperformance 5-Year Historical Price Performance Source: S&P Global Market Intelligence. Market data as of 9/6/19. Note: KRX Index (KBW Nasdaq Regional Banking Index) consists of 50 U.S. banks and thrifts and is designed to track the performance of banks and thrifts that are publicly traded in the U.S. 89% 110% KRX: 26%

Complementary & Experienced Team Gregory Allen – Fort Wayne David Dygert – Columbus Amy Hackenberg – Northwest Central Ohio Timothy Harris – Bowling Green & Genoa Donald Hayes – Cleveland Frank Hierro – Mahoning Valley Rick Hull – Akron, Canton, Firelands Joel Jerger – Toledo Metro James Williams – Northwest Ohio / Southeast Michigan Market Leadership Executive Leadership Donald Hileman – CEO of Holding Company & Bank Gary Small – President of Holding Company & Bank Paul Nungester – Chief Financial Officer Zahid Afzal – Chief Operating Officer Dennis Rose – Chief Strategy Officer / Integration Jude Nohra – Chief Legal Officer / Risk Officer Vincent Liuzzi – Chief Banking Officer, Head of Community Banking Matthew Garrity – Chief Lending Officer & Head of Residential Mortgage Sharon Davis – Chief Human Resources Officer

Better Together Now positioned as the Premier Midwest Franchise Builds upon strengths and enhances scale, profitability and performance Accelerates shareholder value creation for shareholders of both companies Shared values – culture, leadership & strategic familiarity Low execution risk

WP / JR – add big text bullets per EK markup Appendix

Balanced Contributions to Combined Entity 53% 47% 52% 48% FDEF UCFC Total Assets Total Loans Total Deposits Tangible Common Equity 2020 Earnings1 53% 47% 54% 46% 51% 49% Source: S&P Global Market Intelligence and FactSet. Financial data as of, or for the quarter ended, 6/30/19. Market data as of 9/6/19. Does not reflect purchase accounting or merger adjustments.

Combined Markets: Building Scale Source: S&P Global Market Intelligence as reported. Deposit market share data as of 6/30/18 and estimated pro forma for pending or recently completed transactions by S&P Global. Weighted averages calculated using percentage of deposits in each respective MSA (includes counties not in any MSA). Deposit data as of June 30, 2018. = FDEF MSA = UCFC MSA

Purchase Accounting Summary Note: Tangible book value dilution has assumed all restructuring charges, as well as the impact of CECL on UCFC, occur at closing and are reflected in the dilution above. Based on 0.3715x exchange ratio and FDEF closing price of $26.32 as of 9/6/19. Based on expectations and assumptions as of announcement date, subject to change at transaction closing. Restructuring costs allocated to FDEF, assuming all restructuring costs are accrued at closing Estimated UCFC tangible common equity at close based on 2 quarters of consensus earnings and dividends estimates from June 30, 2019. One-time costs allocated to UCFC, on a preliminary basis. Based on when pro forma tangible book value per share crosses over and begins to exceed standalone FDEF tangible book value per share. Non-GAAP Reconciliation

Earnings Per Share Accretion

Non-GAAP Reconciliation

		2020	
		$ Millions	Millions of Diluted Shares
FDEF Consensus Net Income Estimate	(1)	$46.3	19.7
UCFC Consensus Net Income Estimate	(1)	43.0	48.0
After-Tax Adjustments:			
Cost Savings (Fully-Phased)	(2)	$13.8	
Opportunity Cost of Cash		(0.4)	
Amortization of Loan Interest Rate Mark	(3)	(2.5)	
Accretion / (Amortization) of Other Marks	(3)	0.2	
Accretion of Non-PCD Credit Mark	(4)	4.4	
Elimination of UCFC's Amortization Expense		0.4	
Core Deposit Amortization from Transaction	(5)	(4.1)	
Pro Forma FDEF Net Income	(6)	**$101.2**	**37.7**
FDEF Standalone EPS		**$2.36**	
UCFC Standalone EPS		**$0.90**	
Pro Forma FDEF EPS		**$2.69**	
$ EPS Accretion to FDEF		**$0.33**	
% EPS Accretion to FDEF		**14.1%**	

Note: Excludes any potential restructuring charges and the $25 million pre-tax provision expense relating to CECL's requirement to establish an ALLL on UCFC's non-PCD loans.

1) Based on consensus 2020 net income estimates.
2) Reflects fully-phased after-tax cost savings of approximately 26% of UCFC non-interest expense (~10% of combined expense base).
3) ~$14M pre-tax interest rate write-up on loan portfolio, amortized over 4.5 years. Other rate and fair value marks of a combined ~$4 million pre-tax net write-up, accreted or amortized based on estimated remaining lives of individual assets and liabilities.
4) ~$25 million pre-tax mark on non-PCD loans, recorded as a contra-loan balance, accreted through income.
5) 2.00% / ~$29 million pre-tax core deposit intangible; amortized over 10 years utilizing the sum-of-the-years-digits methodology.
6) Pro forma diluted shares outstanding include FDEF shares and shares issued to UCFC based on the 0.3715x exchange ratio.

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